Exhibit 99.2

TRANSFER AGREEMENT

This Transfer Agreement is dated January 28, 2024 (this “Agreement”), and entered into by and among RiskOn International, Inc., a Nevada corporation (“RiskOn”), Jay Puchir (the “RiskOn Representative”) and Brian McBride (the “Second Level Reviewer”). RiskOn, the RiskOn Representative and the Second Level Reviewer are at times individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, RiskOn is the holder of 1,200 shares of Series A Convertible Preferred Stock (the “Series A Shares”) of White River Energy Corp. (“White River”) with rights, preferences and limitations set forth in that certain Certificate of Designation of the Series A, as amended (the “Certificate”);

WHEREAS, pursuant to Section 3 of the Certificate, the Series A Shares are convertible into 42,253,521 shares of White River common stock plus any additional shares of White River common stock necessary to round up fractional shares to the nearest whole share (the “Conversion Shares”);

WHEREAS, due to RiskOn’s inability to obtain a non-objecting beneficial owners list as of September 30, 2022, RiskOn has been unable to effect a distribution of the Conversion Shares as originally contemplated pursuant to White River’s registration statement on Form S-1 declared effective by the Securities and Exchange Commission (the “SEC”) on September 29, 2023 (the “Distribution”);

WHEREAS, RiskOn desires to locate and verify the beneficial and record owners of the RiskOn shares of common stock and Series A Convertible Redeemable Preferred Stock (the “RiskOn Shares”) as of the close of business on September 30, 2022 who are entitled, as contemplated by this Agreement, in lieu of the Distribution, to receive Conversion Shares in a number proportionate to their ownership of RiskOn Shares on September 30, 2022 (each a “Shareholder” or a “Beneficial Owner”);

WHEREAS, RiskOn wishes to engage Jay Puchir, departing Chief Financial Officer, to act as the RiskOn Representative, in cooperation with the Second Level Reviewer, in transferring the Conversion Shares in accordance with the terms and conditions of the letter agreement attached hereto as Exhibit A (the “Letter Agreement”), to the Beneficial Owners, the Conversion Shares and to perform the Services (as defined below);

WHEREAS, RiskOn has been advised by White River that it has agreed to amend and restate the Certificate to permit the actions contemplated by this Agreement (the “Amended Certificate”), a copy of which is attached as Exhibit B.

NOW, THEREFORE, in consideration of the promises and agreements of RiskOn and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

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ARTICLE 1

APPOINTMENT OF THE RISKON REPRESENTATIVE AND

THE DUTIES OF RISKON AND THE RISKON REPRESENTATIVE

Section 1.1     Appointment of the RiskOn Representative. RiskOn hereby designates and appoints Jay Puchir, as the RiskOn Representative, per the employment agreement attached hereto as Exhibit C (the “Employment Agreement”), to perform the services described below in accordance with the term of this Agreement, and the RiskOn Representative accepts such appointment.

Section 1.2     Responsibilities of RiskOn and the RiskOn Representative. RiskOn irrevocably agrees to use its commercially reasonable efforts to assist the RiskOn Representative in locating the Beneficial Owners and entering into the Letter Agreement, which may not be amended in any way other than dates and names of the Shareholders, and any other requisite agreement with any Shareholder, including, without limitation, to:

(a)       review the documentation submitted by any Shareholder to establish beneficial ownership as of September 30, 2022, and, if deemed sufficient in the exercise of its reasonable judgment, shall oversee the process of the conversion of the Series A Shares in accordance the provisions of the Amended Certificate;

(b)       deliver executed conversion notices from any Shareholder to the Chief Financial Officer (or any other officer) of White River so that White River can convert the Series A Shares into Conversion Shares and thereby enable RiskOn to transfer such Conversion Shares to the applicable Shareholder(s);

(c)       take such other actions required by this Agreement including taking the actions required by RiskOn specified in Section 1.2(b) and (d).

(d)       filing a Current Report on Form 8-K (the “8-K”) and issuing a related press release in form and substance satisfactory to RiskOn and filing such 8-K with the SEC within four days after the execution and delivery of this Agreement;

(e)       obtain a second level review and signature by the Second Level Reviewer of all executed Letter Agreements;

(f)       if the RiskOn Representative and the Second Level Reviewer disagree about the validity of the documentation provided by any individuals claiming to be entitled to the Conversion Shares, then RiskOn will be prohibited from executing a Letter Agreement with that party or parties;

(g)       use its commercially reasonable efforts to locate the Beneficial Owners of RiskOn common stock (on an as-converted basis with respect to RiskOn convertible preferred stock) as of September 30, 2022, and permitting the RiskOn Representative to write to or otherwise communicate with all broker-dealers and banks through which any known shareholders may have held RiskOn common stock as of September 30, 2022; and

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(h)       deliver such stock powers as the RiskOn Representative may require in connection with the delivery of Conversion Shares to Shareholders.

(i)       enter into Letter Agreements with the Shareholders;

(j)       defend any lawsuit instituted against it or the RiskOn Representative or Second Level Reviewer related to this Agreement or any other lawsuit regarding the transfer of the Conversion Shares; and

(k)       Retain Brian McBride as the Second Level Reviewer, a current active full-time employee of RiskOn, through the end of the Termination Date (as such term is hereinafter defined).

ARTICLE 2

CONVERSION OF THE SERIES A

Section 2.1       Conversion of Series A.

(a)       Upon execution of this Agreement, RiskOn hereby grants to the RiskOn Representative the power and authority to execute and deliver to White River the Conversion Notices (as defined in the Certificate) on behalf of RiskOn to convert the applicable number of Series A Shares into Conversion Shares in accordance with this Agreement, the Amended Certificate and the Letter Agreements. Thereafter, RiskOn, in cooperation with the RiskOn Representative, shall cause White River to instruct the RiskOn Representative to issue the Conversion Shares to applicable Shareholders. Upon the execution and delivery of this Agreement, RiskOn shall execute and deliver to the RiskOn Representative a stock power with respect to the Series A Shares duly executed by RiskOn (the “Stock Power”) necessary to permit the RiskOn Representative to execute and deliver a Conversion Notice to allow for the conversion of the Series A Shares necessary to distribute Conversion Shares to a Shareholder. The Certificate will govern the terms of any conversion and the calculation of amount of the Conversion Shares. Fractional Conversion Shares shall be rounded up to the nearest whole share amount.

(b)       RiskOn shall provide the RiskOn Representative with a spreadsheet that calculates the amount of Conversion Shares that each Shareholder who complies with the terms of this Agreement and the Letter Agreement is entitled to receive upon conversion of the Series A Shares. RiskOn shall archive all executed agreements and the spreadsheet on a cloud-based repository such as Dropbox.

(c)       In the event the issuance of Conversion Shares to a Shareholder who holds or held RiskOn convertible preferred stock as of September 30, 2022 which contains a beneficial ownership limitation, the RiskOn Representative shall give effect to such beneficial ownership limitation, and RiskOn and the RiskOn Representative shall cause White River to maintain a reserve for an amount of Conversion Shares which it cannot issue due to the beneficial ownership limitation.

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(d)       Each Party agrees to execute such further documents and to take such further action to give effect to the foregoing and the related transactions contemplated by this Agreement.

ARTICLE 3

TERMINATION

Section 3.1     Termination. This Agreement shall terminate six months after the date of this Agreement (the “Termination Date”). In the event that any Series A Shares shall remain outstanding on the Termination Date, all such shares remaining shall be retained by RiskOn (except for instances where litigation referred to above is ongoing or where the Series A Shares cannot be issued due to the beneficial ownership limitation) and RiskOn may convert such Series A into Conversion Shares as it deems appropriate.

ARTICLE 4

PROVISIONS CONCERNING THE RISKON REPRESENTATIVE

Section 4.1     Indemnification. RiskOn shall indemnify, defend and hold harmless the RiskOn Representative from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and expenses or other professional fees and expenses which the RiskOn Representative may suffer or incur by reason of any action, claim or proceeding brought against the RiskOn Representative, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the RiskOn Representative. The provisions of this Section 4.1 shall survive the resignation or removal of the RiskOn Representative and the termination of this Agreement.

Section 4.2     Limitation of Liability. The RiskOn Representative shall not be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the RiskOn Representative’s gross negligence or willful misconduct, or (ii) special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the RiskOn Representative has been advised of the possibility of such losses or damages and regardless of the form of action.

Section 4.3     Resignation or Removal. The RiskOn Representative may resign by furnishing 20 days’ advance written notice of its resignation to the other Parties. Such resignation shall be effective 20 days after the delivery of such notice or upon the earlier appointment of a successor. If the other Parties have failed to appoint a successor RiskOn Representative prior to the expiration of 20 days following the delivery of such notice of resignation, the RiskOn Representative may petition any court of competent jurisdiction for the appointment of a successor RiskOn Representative or for other appropriate relief, and any such resulting appointment shall be binding upon RiskOn. In the event that the other Parties cannot agree on a successor RiskOn Representative prior to the RiskOn Representative’s termination hereunder, then beginning on the date of the RiskOn Representative’s termination and while such disagreement is continuing and until the earlier to occur of the other Parties’ agreement on a successor RiskOn Representative or a court of competent jurisdiction’s appointment a successor RiskOn Representative, RiskOn shall cause White River to act as the RiskOn Representative and perform the duties and obligations of the RiskOn Representative in accordance with this Agreement. Any replacement RiskOn Representative shall require the approval of the Chief Financial Officer of White River.

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Section 4.4     Compensation. The RiskOn Representative shall be entitled to compensation for his services contemplated as set forth in the Employment Agreement. The fee agreed upon for the services rendered hereunder is intended as full compensation for the RiskOn Representative’s services as contemplated by this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.1     Registration; Securities Laws. RiskOn shall, and RiskOn and the RiskOn Representative shall cause White River to, comply with applicable United States federal and state securities laws in connection with the delivery of the Conversion Shares. RiskOn shall deliver Conversion Shares to any accredited investors, as defined by Rule 501 of the Securities Act, it determines were Beneficial Owners as of September 30, 2022 and for which it has a reasonable basis are accredited investors, provided that RiskOn’s Chief Executive Officer agrees with such determination. Letter Agreements will only be executed with individuals who attest they are accredited investors. RiskOn shall cause White River to not move forward with a S-1 registration statement for these shares and ensure that holders must comply with the mandatory Rule 144 holding period on the Conversion Shares, including the request for a legal opinion with respect to the sale, transfer or other disposition of such shares.

Section 5.2     Pledged Collateral. ROI shall be prohibited from pledging the White River Series A shares as collateral to the extent that it affects the rights of any beneficial shareholder of RiskOn.

Section 5.3     Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. No other persons shall have any rights under this Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Parties and shall require the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.4     Other Representations and Warranties. RiskOn represents that it has not pledged the White River Series A shares as collateral for any loans or similar transactions, and it has the full power and authority to implement this Agreement, and that no other approval or consent is needed from Ault Alliance, Inc., Arena Investors, LP, and Walleye Capital LLC, or any affiliate of any of the foregoing is required to implement the transactions contemplated by this Agreement.

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Section 5.5     Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery, as follows:

If to RiskOn:	RiskOn International, Inc.
11411 Southern Highlands Pkwy #240
Las Vegas, NV 89141
Attention: Milton C. Ault, Chief Executive Officer
Email: Todd@riskonint.com

With a Copy to:	Henry Nisser, Esq.
100 Park Avenue, Suite 1658
New York, NY 10017
Email: henry@riskonint.com

If to the RiskOn Representative:	Jay Puchir
609 W Dickson St, Suite 102G
Fayetteville, AR 72701
Email: jpuchir@white-river.com

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

Section 5.4     Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws. Each Party consents to the exclusive jurisdiction of any federal or state court located in the State, City and County of New York in any civil action or legal proceeding arising hereunder. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, non-appealable order that this Agreement has been breached by a Party, then such Party will reimburse the other Parties for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation.

Section 5.5     Entire Agreement. This Agreement, together with the Amended Certificate, sets forth the entire agreement and understanding of RiskOn related to the subject matter of this Agreement and the distribution of the Conversion Shares.

Section 5.6     Amendment. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by RiskOn and the RiskOn Representative.

Section 5.7     Waivers. The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

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Section 5.8     Headings. Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

Section 5.9     Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. Counterparts delivered by facsimile, e-mail or other electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

RISKON INTERNATIONAL, INC. a Nevada corporation

By:	/s/ Randy May
Name:	Randy May
Title:	CEO

By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Vice President, RiskOn Representative

By:	/s/ Brian McBride
Name:	Brian McBride
Title:	Second Level Reviewer

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